Exhibit 10.4

WILLIAM H O'DOWD
2151 S LEJEUNE ROAD
SUITE 150
CORAL GABLES, FLORIDA 33134

December 31, 2014

Members of the Board of Directors
Dolphin Digital Media, Inc.
2151 S Le Jeune Road
Suite 150
Coral Gables, Florida 33134

Dear Members of the Board of Directors of Dolphin Digital Media, Inc.:

Pursuant to the terms of my employment agreement with Dolphin Digital Media, Inc. dated September 7, 2012, I hereby notify you that I will extend said agreement for a term of two years effective January 1, 2015.

Best regards,

William H O'Dowd